Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$86,746,670
Unrealized Gain (Loss) on Market Value of Futures	14,526,980
Interest Income	1,377,471
ETF Transaction Fees	16,000
Total Income (Loss)	$102,667,121

Expenses
Investment Advisory Fee	$430,150
Brokerage Commissions	59,313
NYMEX License Fee	21,909
K-1 Tax Expense	20,190
Audit Fees	13,500
Legal Fees	12,983
Non-interested Directors' Fees and Expenses	10,339
Total Expenses	$568,384
Net Gain (Loss)	$102,098,737

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/08	$724,518,191
Additions (5,400,000 Units)	331,149,614
Withdrawals (400,000 Units)	(23,651,834)
Net Gain (Loss)	102,098,737

Net Asset Value End of Period	$1,134,114,708
Net Asset Value Per Unit (18,100,000 Units)	$62.66

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502